Quepasa Reports Q3 2005 Financials and YTD Revenue Growth

PHOENIX, Nov. 14, 2005 -- Quepasa Corporation (OTC Bulletin Board: QPSA) announced today financial results for the third quarter of 2005. For the three months ended September 30, 2005, earnings were $(.11) per share on revenue of $190 thousand. For the nine months ended September 30, 2005, revenue was $476,000, vs. $343,000 for the same period last year, an increase of 39%.

Statements made in this news release related to current events and product development or that otherwise relate to future periods, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on assumptions that may not prove accurate. Actual results could differ materially from those anticipated due to certain risks inherent in our industry and for companies engaged in the development of new products. These risks are discussed in Quepasa's most recent Form 10-K and in other SEC filings. Consider such risks carefully in evaluating Quepasa's prospects.

The Registrant provides non-GAAP financial measures to supplement its consolidated financial statements presented in accordance with GAAP. These non-GAAP financial measures are not intended to supersede or replace the Registrant's GAAP results.

For further information please contact: Charles Mathews of Quepasa Corporation, +1-602-716-0100 ext. 258